EXHIBIT 23.6


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


Board of Directors
Leucadia National Corporation:

We consent to incorporation by reference in the registration statements No. 2-84303 on Form S-8, No. 33-6054 on Form S-8 and S-3, No. 33-26434 on Form S-8
and S-3, No. 33-30277 on Form S-8 and S-3, No. 33-61682 on Form S-8, No.
33-61718 on Form S-8, No. 333-51494 on Form S-8, and No. 333-118102 on Form S-3
of Leucadia National Corporation and subsidiaries of our report dated February 28, 2006, with respect to the statement of financial condition, including the schedule of investments, of Jefferies Partners Opportunity Fund II, LLC as of December 31, 2005 and the related statements of earnings, changes in members' equity, and cash flows for the year then ended, which report appears in the 2005 Form 10-K/A of Leucadia National Corporation and subsidiaries filed March 24, 2006.


/s/ KPMG LLP

New York, New York
March 24, 2006